     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ______, 1996
     --------------------------------------------------------------------
                                          REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                 ____________________________________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                 ____________________________________________
                             THE SCORE BOARD, INC.
             (Exact name of registrant as specified in its charter)


                   NEW JERSEY                  1951 OLD CUTHBERT ROAD,              22-2766077
         (State or other jurisdiction of    CHERRY HILL, NEW JERSEY  08034      (I.R.S. Employer
         incorporation or organization)              (609) 354-9000            Identification No.)

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                 ____________________________________________
                           PATRICK J. WUJCIK, ESQUIRE
                       VICE PRESIDENT AND GENERAL COUNSEL
                             THE SCORE BOARD, INC.
             1951 OLD CUTHBERT ROAD, CHERRY HILL, NEW JERSEY  08034
                                 (609) 354-9000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                 ____________________________________________
                                   COPIES TO:
                          A. FRED RUTTENBERG, ESQUIRE
                         BLANK ROME COMISKY & MCCAULEY
                         210 LAKE DRIVE EAST, SUITE 200
                         CHERRY HILL, NEW JERSEY 08002
                 ____________________________________________

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
       TITLE OF                    AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
EACH CLASS OF SECURITIES           TO BE           OFFERING PRICE         AGGREGATE        REGISTRATION
   TO BE REGISTERED              REGISTERED          PER SHARE         OFFERING PRICE          FEE
-------------------------------------------------------------------------------------------------------------
  Common Stock,
par value $0.01 per         200,000 shares/(1)/      $2.625/(2)/        $525,000/(2)/        $181.03
     share
-------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers shares owned by selling stockholders which shares may be offered from time to time by the selling stockholders for a period not to exceed 36 months from the effective date of this registration statement.

(2) Based upon the average of the last reported bid and asked prices of the Common Stock as reported by The Nasdaq Stock Market on November 7, 1996, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED ____________, 1996


                                  PROSPECTUS
                                  ----------


                             THE SCORE BOARD, INC.


                        200,000 SHARES OF COMMON STOCK


       The shares offered hereby (the "Shares") consist of 200,000 shares of common stock, $.01 par value per share (the "Common Stock"), of The Score Board, Inc., a New Jersey corporation ("Score Board"), which are owned by Mine O'Mine, Inc., Leonard Armato, Bruce Binkow and Gary Uberstine (the "Selling Stockholders"). The Shares may be offered from time to time by the Selling Stockholders for a period not to exceed 36 months after the date of this Prospectus. Score Board shall pay all fees and expenses related to this offering. Score Board will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.


       The Selling Stockholders have not advised Score Board of any specific plans for the distribution of the Shares covered by this Prospectus, but it is anticipated that the Shares will be sold from time to time primarily in transactions (which may include block transactions) on the Nasdaq National Market of The Nasdaq Stock Market at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. The Selling Stockholders and the brokers and dealers through whom sale of the Shares may be made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and their commissions or discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."


       Score Board's Common Stock is quoted on the Nasdaq National Market of The Nasdaq Stock Market under the symbol "BSBL." On November 7, 1996, the last reported closing price of the Common Stock was $2.625 per share.



  SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


                         ____________________________

                 THE DATE OF THIS PROSPECTUS IS _______, 1996.

                             AVAILABLE INFORMATION


       Score Board has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act (the "Registration Statement") with respect to the registration of Score Board Common Stock owned by the Selling Stockholders. This Prospectus constitutes a part of the Registration Statement and, in accordance with the rules of the Commission, omits certain of the information contained in the Registration Statement. For such information, reference is made to the Registration Statement and the exhibits thereto.


       Score Board is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information filed by Score Board, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such materials and other information concerning Score Board can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.


       THIS PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SCORE BOARD HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL DOCUMENTS AND INFORMATION THAT HAVE BEEN INCORPORATED BY REFERENCE HEREIN (NOT INCLUDING EXHIBITS THERETO UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN). SUCH DOCUMENTS AND INFORMATION ARE AVAILABLE UPON REQUEST FROM THE SCORE BOARD, INC., 1951 OLD CUTHBERT ROAD, CHERRY HILL, NEW JERSEY 08034, ATTENTION: INVESTOR RELATIONS; TELEPHONE: (609) 354-9000.


                    INCORPORATION OF DOCUMENTS BY REFERENCE


       The following documents filed by Score Board with the Commission are hereby incorporated by reference in this Prospectus: (1) Score Board's Annual Report on Form 10-K for the fiscal year ended January 31, 1996 and Amendments No. 1 thereto, (2) Score Board's Quarterly Report on 10-Q for the quarter ended July 31, 1996 and (3) description of Score Board's Common Stock in Score Board's Registration Statement on Form 8-A filed on May 5, 1988, including any amendments or reports filed for the purpose of updating such description.


            All documents filed by Score Board pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

                                 RISK FACTORS


       In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating Score Board and its business. This Prospectus and the information herein incorporated by reference contains forward-looking statements which involve risks and uncertainties. Score Board's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.


  Dependence Upon License Agreements
  ----------------------------------


       In general, the production or distribution of products depicting the image of any celebrity, athlete, team, league, organization, logo or trademark requires a personal service contract or license from such celebrity, athlete, team, league, organization or owner of the trademark. Score Board's business is highly dependent upon its ability to obtain and maintain existing licenses and personal service contracts and to obtain additional licenses and personal service contracts necessary to offer new products. Although Score Board believes it will be able to renew its licenses and personal service contracts upon their expiration, there can be no assurance that such renewals can be obtained on terms acceptable to Score Board. The inability of Score Board to renew existing licenses and personal service contracts and/or to acquire additional licenses and personal service contracts with sports and entertainment celebrities could have a material adverse impact on Score Board's sales and earnings.


  Competition
  -----------


       Score Board believes that no single entity competes against Score Board in all of its product offerings. In each of its product lines, however, Score Board has significant existing and potential competition.


       With respect to the manufacture and sale of draft pick trading cards, Score Board believes that it is the dominant source of these cards. The competitive factors in this market are principally based upon quality, ability to make prompt delivery and ability to obtain premier players on an exclusive basis. With respect to the manufacture and sale of other trading cards, Score Board competes directly with other manufacturers, some of whom have far greater experience and finances devoted to these products. Score Board encounters competition principally based upon product pricing, creativity, quality and ability to make delivery.


       With respect to memorabilia, Score Board's sports products compete with several other sports memorabilia companies, including a company which is an affiliate of a major trading card manufacturer, as well as dealers involved in sports trading cards. Score Board believes that its sports memorabilia competitors generally sell their products primarily through television shopping networks, retail stores, card shows and catalogs, and that the dealers generally sell their products only through hobby magazines and sports card shows. Score Board's entertainment memorabilia product line competes with certain licensors who have developed their own entertainment memorabilia product lines which are sold in their own stores and in catalogs, as well as with dealers, fan clubs, entertainment memorabilia conventions and concert hall concessions. Score Board faces competition for the sale of sports and entertainment memorabilia based upon reputation for authenticity of product, product quality and pricing, athlete/celebrity selection and ability to deliver product in volume. Score Board's practice of providing certificates of authenticity for autographed memorabilia has enhanced its distribution of these products. Score Board also competes with other sports and entertainment memorabilia companies for the engagement of sports and entertainment celebrities under personal service contracts.

  Reliance on Television Shopping Networks
  ----------------------------------------


       For Score Board's fiscal year ended January 31, 1996, sales to national and regional cable television networks accounted for approximately 22% of Score Board's net sales. Sales to one of these television shopping networks, QVC Network, Inc. ("QVC"), accounted for approximately 17% of Score Board's net sales for fiscal year 1996. Score Board has no written agreement with QVC, and cannot give any assurance that it will attain its current level of sales to QVC. The loss of QVC as a customer, or cable television as a sales outlet for Score Board's products, could have a material adverse impact on Score Board.


  Factors Affecting Sales and Earnings
  ------------------------------------


       The market for sports trading cards and sports and entertainment memorabilia is affected by many factors, including seasonality, consumer interest and general economic conditions. Furthermore, with respect to trading cards, there has been a significant increase in the number and type of such cards printed and sold over the past several years, which has made it more difficult to predict consumer interest with respect to particular cards. Recently, the market for sports trading cards has experienced a contraction, which has resulted in diminished sales of trading cards by Score Board and certain of its competitors.


       As part of its marketing efforts, Score Board has sports and entertainment celebrities under contract to sign autographs and make appearances. If Score Board were not able to respond to changes in consumer demand and tastes quickly enough, or if the celebrities under contract with Score Board were to become ill or injured, or to fall into public disfavor, Score Board's sales and earnings could be materially adversely affected. Score Board's sales and earnings could also be materially adversely affected if Score Board were unable to retain the services of the celebrities or if an overabundance of the celebrities' autographs were to become available for sale.


  Source of Materials
  -------------------


       Score Board obtains the standard items to be autographed, such as baseballs, footballs, basketballs and uniform jerseys, and components for its memorabilia products from licensed dealers and unrelated third party manufacturers. The sources for many of these items are limited to several or, in certain cases, one manufacturer or supplier. Although Score Board does not have formal written agreements with any supplier, Score Board generally has not experienced difficulty in obtaining these items. No assurance can be given, however, that Score Board will not experience any significant difficulty in obtaining these items in the future.


  Dependence on Key Personnel
  ---------------------------


       Score Board's future success depends upon its ability to attract and retain its key managerial personnel. The loss of services of certain of Score Board's executive officers or the inability of Score Board to attract additional management personnel could have a material adverse effect upon Score Board's business, financial condition and results of operations.
  Kenneth Goldin, the President and Chief Executive Officer has an employment agreement with Score Board which terminates on October 31, 1998.


  Potential for Significant Fluctuations in Quarterly Operating Results
  ---------------------------------------------------------------------


       Score Board has experienced, and may in the future experience, significant quarter to quarter fluctuations in its results of operations. Such fluctuations may result in volatility in the price of the

  Common Stock. Quarterly results of operations may fluctuate as a result of a variety of factors, including demand for Score Board's products, the timing of the introduction of new trading card products or other products by Score Board or its competitors, the market acceptance of new products, competitive conditions in the industry and general economic conditions. As a result, Score Board's revenues are difficult to forecast, and Score Board believes that period to period comparisons of results of operations are not necessarily meaningful and should not be relied upon as an indication of future results of operations. Due to the foregoing factors, it is possible that in future quarters Score Board's operating results will be below the expectations of public market analysts and investors. Such an event could have a material adverse effect on the price of the Common Stock.


  Management of Changing Business
  -------------------------------


       Score Board has experienced significant changes, including the restructuring of its continuing business and discontinuance of certain products and product lines. Such changes have placed and may continue to place a significant strain on Score Board's management and operations. In order to manage such changes in the future, Score Board must continue to implement and improve its operational, financial and management systems, and hire, train and manage its employees. If Score Board is unable to implement such systems and manage such changes effectively, Score Board's business, financial condition and results of operations could be materially and adversely affected.


  Potential Volatility of Stock Price
  -----------------------------------


       The market price of Score Board's Common Stock has been, and may in the future be, highly volatile. Factors such as announcements with respect to new products or licenses by Score Board or its competitors, fluctuations in Score Board's operating results and general market and economic conditions could cause the market price of the Common Stock to fluctuate substantially. These or other factors may adversely affect the market price of the Common Stock.


  Distribution
  ------------


       Score Board's channels of distribution include cable television shopping networks, national and regional retailers, wholesalers and distributors, hobby stores, and premium and promotional programs. The loss of one or more of these channels of distribution could have a material adverse impact on Score Board.


       Score Board has limited written agreements with its customers and distributors. In light of this, no assurance can be given that Score Board will not experience a diminution or cessation of sales to any of its customers or distributors.


  Recent Financial Developments
  -----------------------------


       Since January 31, 1996 (the Company's most recently completed fiscal year-end) the Company has incurred significant operating losses and its financial condition has deteriorated. For the three months ended April 30, 1996 (first quarter), the Company reported a loss of $2,062,000, for the three months ended July 31, 1996 (second quarter), the Company reported a loss of $11,010,000, and for the three months ended October 31, 1996 (third quarter), the Company reported _____________ of $_____________, resulting in a total loss for the first nine months of fiscal 1997 of $___________. In the corresponding prior fiscal year, the Company reported net income of $756,000 for the nine months ended October 31, 1995. As of October 31, 1996, total stockholders' equity has decreased from $6,193,000 at January 31, 1996 to a deficit of $_____________.

       On November 5, 1996, the Company executed a Securities Purchase Agreement with a third party investor pursuant to which it sold 1.6 million shares of common stock for $2.50 per share, and purchase warrants to acquire an additional 2.72 millions shares of common stock for a purchase price of $3.07 per share. As a result of this transaction, the Company received cash proceeds of approximately $3,850,000, net of related expenses. In connection with this transaction, the Senior Lender agreed to amend the Loan Agreement and such amendment included a waiver of all prior events of noncompliance resulting from the Company's financial condition.


       Based upon its most recent forecast and outlook for the remainder of the fiscal year ended January 31, 1997, management is of the opinion that the Company will have sufficient funds available to it to meet its obligations and to continue operating as a going-concern.



                                  THE COMPANY


       Score Board designs, manufactures, markets and distributes sports and entertainment related products. Its primary activities are the marketing and sale of specialty sports trading cards, sports and entertainment memorabilia and prepaid telephone calling cards. Score Board's products are sold primarily through national and regional cable television shopping networks, national and regional retailers, wholesalers and distributors, hobby stores and premium and promotional programs. Score Board's principal executive offices are located at 1951 Old Cuthbert Road, Cherry Hill, New Jersey 08034, and its telephone number is (609)354-9000.



                                USE OF PROCEEDS


       Score Board will not receive any proceeds from the sale of the Shares by the Selling Stockholders.



                             SELLING STOCKHOLDERS


       The following table sets forth certain information as of the date of this Prospectus regarding the ownership of shares of Score Board Common Stock by the Selling Stockholders and as adjusted to give effect to the sale of the Shares offered hereby. All of the Shares being offered by the Selling Stockholders were acquired by them in connection with the settlement of certain obligations arising out of a contract between Score Board and Mine O'Mine. The Shares are being registered to permit public secondary trading in the Shares and the Selling Stockholders may offer the Shares for resale from time to time for a period not to exceed 36 months from the date of this Prospectus. See "Plan of Distribution."

                                                                         # OF SHARES    % OF SHARES
NAME OF SELLING      # OF SHARES OWNED       # OF SHARES                  OWNED AFTER    OWNED AFTER
STOCKHOLDER          BEFORE THE OFFERING    BEING OFFERED FOR SALE       THE OFFERING   THE OFFERING
Mine O'Mine, Inc.               170,000                    170,000                -0-           -0-
Leonard Armato                   20,000                     20,000                -0-           -0-
Bruce Binkow                      5,000                      5,000                -0-           -0-
Gary Uberstine                    5,000                      5,000                -0-           -0-

                              PLAN OF DISTRIBUTION


       The Shares offered hereby by the Selling Stockholders may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market (including the Nasdaq National Market of The Nasdaq Stock Market), or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between the Selling Stockholders and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this Prospectus.


       Upon Score Board being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (a) the name of each such broker-dealer, (b) the number of Shares involved, (c) the price at which such Shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.


       The Registration Statement shall remain effective until the earlier of
  (i) the date on which all of the Shares included in the Registration Statement have been distributed to the public, (ii) 36 months after the Registration Statement is first declared effective by the Commission and (iii) the date on which the Shares are eligible for sale by the Selling Stockholders pursuant to Rule 144(k), as amended under the Securities Act.


       Score Board shall pay all fees and expenses related to this offering. Score Board will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.


       Score Board has agreed to indemnify the Selling Stockholders in certain circumstances, against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders have agreed to indemnify Score Board and its directors, and its officers who sign the Registration Statement against certain liabilities, including liabilities arising under the Securities Act.

                                 LEGAL OPINION


       An opinion has been rendered by the law firm of Blank Rome Comisky & McCauley, Cherry Hill, New Jersey, to the effect that the shares of Common Stock offered by the Selling Stockholders hereby are legally issued, fully paid and non-assessable.



                                    EXPERTS


       The consolidated financial statements and schedule as of January 31, 1996 and for the year then ended, incorporated by reference in this Prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.



       The consolidated balance sheets of Score Board and subsidiaries as of January 31, 1995 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended January 31, 1995 have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of BDO Seidman, LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

================================================================================



     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Score Board or the Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Score Board or that information contained herein is correct as of any time subsequent to the date hereof.



                              ___________________



                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information......................................................... 2
Incorporation of Documents
 by Reference................................................................. 2
Risk Factors.................................................................. 3
The Company................................................................... 6
Use of Proceeds............................................................... 6
Selling Stockholders.......................................................... 6
Plan of Distribution.......................................................... 7
Legal Opinion................................................................. 8
Experts....................................................................... 8

                                200,000 Shares



                             THE SCORE BOARD, INC.









                                 Common Stock




                                --------------

                                  PROSPECTUS

                                --------------



                              November   , 1996





================================================================================

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS



  ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


       The following table shows the estimated expenses of the issuance and distribution of the securities offered hereby.

       SEC registration fee..........  $   181.03
       Legal fees and expenses.......    5,000.00
       Accounting fees and expenses..    3,500.00
       Miscellaneous.................    1,318.97
                                       ----------
           Total.....................  $10,000.00

  ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


       Section 14A:3-5 of the Corporation Law of the State of New Jersey ("NJCL") permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of Score Board if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Score Board, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.
  Article IX, Section 8 of Score Board's Bylaws provides that Score Board, to the full extent permitted by Section 14A:3-5 of the NJCL, shall indemnify all past and present directors, officers, employees or other agents of Score Board. To the extent that a director, officer, employee or agent of Score Board has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Article IX, Section 8, or in defense of any claim, issue, or matter therein, he or she shall be indemnified by Score Board against expenses in connection therewith. Such expenses may be paid by Score Board in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification.


       As permitted by Section 14A:3-5(8) of the NJCL, Article Seventh of Score Board's Certificate of Incorporation provides that no director of Score Board shall be personally liable to Score Board or its shareholders for monetary damages for breach of any duty in his or her capacity as a director owed to Score Board or to the Shareholders of Score Board, except for liability (i) for any breach of the director's duty of loyalty to Score Board or its shareholders, (ii) for acts or omissions not in good faith or which involve a knowing violation of law, or (iii) for any act or omission which resulted in receipt by the director of an improper personal benefit.


       Score Board also has a policy insuring its directors and officers against certain liabilities, including liabilities under the Act.

  ITEM 16.  EXHIBITS


  NUMBER                               DOCUMENT
  ------  ----------------------------------------------------------------------

     5.1 Opinion of Blank Rome Comisky & McCauley as to the validity of the issuance of the shares of Score Board Common Stock to be registered
    23.1  Consent of Arthur Andersen LLP
    23.2  Consent of BDO Seidman, LLP
    23.3  Consent of Blank Rome Comisky & McCauley (included in Exhibit 5.1)
    24.1  Power of attorney of certain signatories (included on the Signature
          Page)



  ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


           (ii) To reflect in the prospectus any facts or events arising after the effective date to the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Score Board pursuant to the foregoing provisions, or otherwise, Score Board has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Score Board of expenses incurred or paid by a director, officer or controlling person of Score Board in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Score Board will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHERRY HILL, NEW JERSEY ON THE DATE INDICATED.


                                    THE SCORE BOARD, INC.

  Date:  October 31, 1996           By:  s/ Kenneth Goldin
                                       ---------------------------------------
                                            KENNETH GOLDIN,

                                       CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                       OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES KENNETH GOLDIN AND PATRICK J. WUJCIK AND EACH OF THEM, AS ATTORNEY-IN-FACT, TO SIGN ON HIS BEHALF INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, AND TO FILE, ANY AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT.

              SIGNATURE                   CAPACITY                                        DATE
              ---------                   --------                                        ----
          s/ Kenneth Goldin               Chief Executive Officer,                   October 31, 1996
-----------------------------------------
             KENNETH GOLDIN               President, and Chairman
                                          of the Board of Directors
                                          (principal executive officer)

         s/ Michael D. Hoppman            Chief Financial Officer and                October 31, 1996
-----------------------------------------
            MICHAEL D. HOPPMAN            Sr. Vice President-Finance and Operations
                                          (principal financial officer)

          s/ Allan R. Lyons               Director                                   October 31, 1996
-----------------------------------------
             ALLAN R. LYONS

          s/ Fred A. Shabel               Director                                   October 31, 1996
-----------------------------------------
             FRED A. SHABEL

          s/ Gerald B. Shreiber           Director                                   October 31, 1996
-----------------------------------------
             GERALD B. SHREIBER

          s/ Richard C. Yancey            Director                                   October 31, 1996
-----------------------------------------
             RICHARD C. YANCEY

                                 EXHIBIT INDEX


  NUMBER                        DOCUMENT
  ------                        --------


  5.1     Opinion of Blank Rome Comisky & McCauley
  23.1    Consent of Arthur Andersen LLP
  23.2    Consent of BDO Seidman, LLP
  23.3    Consent of Blank Rome Comisky & McCauley (included in Exhibit 5.1)
  24.1    Power of attorney of certain signatories (included on the Signature
          Page)